Exhibit 10.32

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made effective as of October 24, 2015, but executed on November 10, 2015, by and among WILHELMINA INTERNATIONAL, INC., a Delaware corporation (“Borrower”), AMEGY BANK NATIONAL ASSOCIATION, a national banking association (“Bank”), and each of the Guarantors set forth on the signature pages hereof (each a “Guarantor”, and collectively the “Guarantors”).

RECITALS

A.                 Borrower and Bank entered into that certain Credit Agreement dated as of April 20, 2011, as amended by that certain First Amendment to Credit Agreement dated as of January 1, 2012, that certain Second Amendment to Credit Agreement dated as of October 24, 2012, and that certain Third Amendment to Credit Agreement dated as of July 31, 2014 (the “Credit Agreement”).

B.                 In connection with the Credit Agreement, Borrower executed and delivered to Bank that certain Line of Credit Promissory Note dated April 20, 2011, in the stated principal amount of $500,000.00, as amended and restated by that certain Amended and Restated Line of Credit Promissory Note dated as of January 1, 2012, in the stated principal amount of $1,500,000.00, and as amended and restated by that certain Second Amended and Restated Line of Credit Promissory Note dated as of October 24, 2012, in the stated principal amount of $5,000,000.00 (the “Existing Line of Credit Note”).

C.                 In connection with the Credit Agreement, (i) Guarantors (other than Wilhelmina Creative, LLC, Artists at Wilhelmina LLC, and Wilhelmina Licensing (Texas) LLC) executed and delivered to Bank that certain Unlimited Guaranty dated April 20, 2011, and (ii) Wilhelmina Creative, LLC, at the time of its formation as an additional subsidiary of Borrower, executed and delivered to Bank pursuant to Section 4.14 of the Credit Agreement that certain Unlimited Guaranty dated effective as of May 25, 2012 (collectively, the “Original Guaranty Agreements”).

D.                 Borrower has requested Bank to (i) extend additional credit to Borrower in the form of a new term loan, (ii) extend the maturity date and reduce the maximum outstanding principal balance of the Line of Credit, (iii) amend certain financial covenants of Borrower set forth in the Credit Agreement, (iv) amend the Borrowing Base set forth in the Credit Agreement in certain respects, and (v) amend the Credit Agreement in certain other respects, all as more fully set forth herein, and Bank has agreed to the same upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
Definitions

Section 1.1.           Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as assigned to them in the Credit Agreement, as amended hereby.

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ARTICLE II
Amendments

Section 2.1.           Amendment to Section 1.1 of the Credit Agreement. Sections 1.1 of the Credit Agreement is hereby amended and restated in its entirety to hereafter read as follows.

“(a) Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including October 24, 2016 not to exceed at any time the aggregate principal amount of Four Million and No/100 Dollars ($4,000,000.00) minus all outstanding Letter of Credit Liabilities, as hereinafter defined (“Line of Credit”), the proceeds of which shall be used (i) to pay fees and expenses incurred in connection with this Agreement and the transaction contemplated hereby, and (ii) for working capital and other general business purposes of Borrower. Borrower’s obligation to repay advances under the Line of Credit are evidenced by a Third Amended and Restated Line of Credit Promissory Note dated as of October 24, 2015, in the stated principal amount of $4,000,000.00 (as such promissory note may be amended, restated, refinanced or otherwise modified from time to time, the “Line of Credit Note”), all terms of which are incorporated herein by this reference.

(b) Limitation on Borrowings. Outstanding borrowings under the Line of Credit shall not at any time exceed the then-current borrowing base (the “Borrowing Base”) equal to the following amount as determined in good faith by Bank based upon a Borrowing Base Certificate (herein so called) in the form of Exhibit A attached hereto and incorporated herein by reference or in such other form as may be acceptable to Bank and such other information as Bank may consider relevant to such determination: an amount equal to eighty percent (80%) of the aggregate value of Borrower’s Eligible Accounts Receivable (which amount, as of any date of determination, is hereinafter called the “Borrowing Base Amount”), minus all outstanding Letter of Credit Liabilities, minus all outstanding indebtedness under the Term Loan, as hereinafter defined. All of the foregoing shall be determined by Bank upon receipt and review of all collateral reports required hereunder and such other documents and collateral information as Bank may from time to time reasonably require. Borrower acknowledges that the Borrowing Base was established by Bank with the understanding that, among other items, the aggregate of all returns, rebates, discounts, credits and allowances for the immediately preceding three (3) months at all times shall be less than five percent (5%) of Borrower’s aggregate gross sales for said period. If such dilution of Borrower’s accounts for the immediately preceding three (3) months at any time exceeds five percent (5%) of Borrower’s aggregate gross sales for said period, or if there at any time exists any other matters, events, conditions or contingencies which Bank reasonably believes may affect payment of any portion of any Borrower’s accounts, Bank, in its sole discretion, may reduce the foregoing advance rate against Eligible Accounts Receivable to a percentage appropriate to reflect such additional dilution and/or establish additional reserves against Borrowers’ Eligible Accounts Receivable.

As used herein, “Eligible Accounts Receivable” shall mean and consist solely of trade accounts created in the ordinary course of Borrower’s business, upon which Borrower’s right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever, and in which Bank has a perfected security interest of first priority, and shall not include:

(i)                 any account which is unpaid more than one hundred twenty (120) days past the initial invoice date therefor;

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(ii)               that portion of any account for which there exists any right of setoff, defense or discount (except regular discounts allowed in the ordinary course of business to promote prompt payment) or for which any defense or counterclaim has been asserted;

(iii)             any account which represents an obligation of any state or municipal government or of the United States government or any political subdivision thereof;

(iv)             any account which represents an obligation of an account debtor located in a foreign country;

(v)               any account which arises from the sale or lease to or performance of services for, or represents an obligation of, an employee, affiliate, partner, member, parent or subsidiary of Borrower;

(vi)             that portion of any account, which represents interim or progress billings or retention rights on the part of the account debtor;

(vii)           any account which represents an obligation of any account debtor when twenty percent (20%) or more of Borrower’s accounts from such account debtor are not eligible pursuant to (i) above;

(viii)         that portion of any account from an account debtor which represents the amount by which such Borrower’s total accounts from said account debtor exceeds twenty percent (20%) of Borrower’s total accounts; or

(ix)             any account deemed ineligible by Bank when Bank, in its sole discretion, deems the creditworthiness or financial condition of the account debtor, or the industry in which the account debtor is engaged, to be unsatisfactory.

(c)                Term Loan. Subject to the terms and conditions of this Agreement, in addition to the Line of Credit, Bank hereby agrees to make advances to Borrower from time to time up to and including October 24, 2016 not to exceed at any time the aggregate principal amount of Three Million and No/100 Dollars ($3,000,000.00) (the “Term Loan”), the proceeds of which shall be used by Borrower to (i) pay for stock repurchases (including any associated costs) of its equity interests from June 30, 2015 through and until October 24, 2016, (ii) pay for stock repurchases (including any associated costs) of its equity interests, and (iii) finance capital expenditures funded during the 2015 calendar year, in each case, as approved by Bank. Borrower’s obligation to repay advances under the Term Loan are evidenced by a Promissory Note dated as of October 24, 2015, in the stated principal amount of $3,000,000.00 (as such promissory note may be amended, restated, refinanced or otherwise modified from time to time, the “Term Note”), all terms of which are incorporated herein by this reference.

(d)               Borrowing and Repayment. With respect to the Line of Credit, Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow under the Line of Credit, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above. With respect to the Term Loan, and notwithstanding anything herein or in any other Loan Document to the contrary, Borrower shall not be entitled to any advances thereunder after October 24, 2016, and Borrower may not re-borrow any amounts repaid under the Term Loan; provided, Borrower may partially or wholly repay its outstanding borrowings under the Term Loan, subject to all of the limitations, terms and conditions contained herein or in the Term Note. If at any time the total outstanding borrowings under the Line of Credit exceed the then current Borrowing Base, then Borrower shall immediately repay the amount of such excess.”

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Section 2.2.           Amendment to Section 1.2(a) of the Credit Agreement. Section 1.2(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Interest. The outstanding principal balance of each credit subject hereto shall bear interest from the date such advance is made to the date such amount is fully repaid by Borrower, at the rate of interest set forth in the Line of Credit Note or the Term Note, as applicable.”

Section 2.3.           Deletion of Section 1.2(c) of the Credit Agreement. Subparagraph (c) of Section 1.2 of the Credit Agreement is hereby deleted in its entirety and shall be of no further force or effect.

Section 2.4.           Amendment to Section 1.3 of the Credit Agreement. Section 1.3 of the Credit Agreement is hereby amended by deleting the reference to the term “the Line of Credit Note” and inserting the term “the Line of Credit Note, the Term Note” in lieu thereof.

Section 2.5.           Amendment to Section 1.5 of the Credit Agreement. Section 1.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 1.5. LETTERS OF CREDIT.

(a)                Issuance. Subject to the terms and conditions of this Agreement, Bank agrees to issue one or more standby letters of credit for the account of Borrower from time to time from the date hereof through the date that is five (5) business days prior to October 24, 2016; provided, however, that the outstanding Letter of Credit Liabilities shall not at any time exceed the least of: (a) Five Hundred Thousand and No/100 Dollars ($500,000.00); (b) an amount equal to $7,000,000.00 minus the outstanding borrowings under the Line of Credit and the Term Loan, in the aggregate; or (c) an amount equal to the Borrowing Base Amount minus the outstanding borrowings under the Line of Credit and the Term Loan, in the aggregate. Each Letter of Credit shall have an expiration date not to exceed three hundred sixty-five (365) days, shall not have an expiration date beyond October 24, 2016, shall be payable in Dollars, shall have a minimum face amount of Fifty Thousand and No/100 Dollars ($50,000.00), must support a transaction that is entered into in the ordinary course of Borrower’s business, must be satisfactory in form and substance to Bank, will be subject to the payment of such Letter of Credit fees as Bank may require, and shall be issued pursuant to such documents and instruments executed by Borrower (including, without limitation, Bank’s form of Letter of Credit application as then in effect) as Bank may require. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a direct or indirect subsidiary of Borrower, Borrower shall be obligated to reimburse Bank hereunder for any and all drawings under such Letter of Credit. Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any of its direct or indirect subsidiaries inures to the benefit of Borrower, and that Borrower’s business derives substantial benefits from the businesses of such subsidiaries. For purposes of this Agreement, the term “Letter of Credit Liabilities” shall mean, at any time, the aggregate face amount of all outstanding Letters of Credit, plus any amounts drawn under any Letters of Credit for which Bank has not been fully reimbursed by Borrower (unless Bank, in its sole discretion, has cleared the drawn amount, in which case the drawn amount would not constitute a Letter of Credit Liability). The Letter of Credit Liabilities are part of Borrower’s indebtedness and obligations hereunder. For purposes of this Agreement, the term “Letter of Credit” shall mean any letter of credit issued by Bank for the account of or at the direction of Borrower pursuant to this section.

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(b)               Fees. Borrower agrees to pay to Bank, as a condition precedent to the issuance (including the extension) of each Letter of Credit, an issuance fee payable on the date of issuance equal to the greater of (i) one percent (1%) per annum of the face amount of such Letter of Credit, and (ii) $1,000 (including any extension).

(c)                Reimbursement. Each payment by Bank pursuant to a drawing under a Letter of Credit is required to be reimbursed by Borrower to Bank and payable immediately upon such drawing and, at the sole option of Bank, can be charged by Bank as a borrowing under the Line of Credit Note and this Agreement by Borrower as of the day and time such payment is made by Bank and in the amount of such payment.

(d)               Additional Costs in Respect of Letters of Credit. If, after the date hereof, there shall occur the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Bank with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency there shall be imposed, modified, or deemed applicable any tax, reserve, special deposit, or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder or Bank’s commitment to issue Letters of Credit hereunder, and the result shall be to increase the cost to Bank of issuing or maintaining any Letter of Credit or its commitment to issue Letters of Credit hereunder or reduce any amount receivable by Bank hereunder in respect of any Letter of Credit (which increase in cost, or reduction in amount receivable, shall be the result of Bank’s reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by Bank, Borrower agrees to pay to Bank, from time to time as specified by Bank, such additional amounts as shall be sufficient to compensate Bank for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by Bank, submitted by Bank to Borrower, shall be conclusive as to the amount thereof; provided that the determination thereof is made on a reasonable basis.”

Section 2.6.           Amendment to Section 2,2 of Credit Agreement. Section 2.2 of the Credit Agreement is hereby amended by deleting the reference to the term “the Line of Credit Note” and inserting the term “the Line of Credit Note, the Term Note” in lieu thereof.

Section 2.7.           Amendment to Section 4.3 of Credit Agreement.

(a)                Section 4.3(a) and Section 4.3(b) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“(a) not later than 90 days after and as of the end of each fiscal year of Borrower, (i) financial statements of the Loan Parties, to include a balance sheet and statements of income, cash flow and shareholders’ equity, prepared on a consolidated basis in accordance with generally accepted accounting principles by certified public accountants of recognized standing acceptable to Bank and audited on an unqualified basis, and (ii) the Borrower’s 10-K filed with the United States Securities and Exchange Commission for such year;

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(b) not later than 45 days after and as of the end of each fiscal quarter of Borrower, (i) financial statements of the Loan Parties, to include a balance sheet and statements of income, cash flow and shareholders’ equity, prepared on a consolidated basis in accordance with generally accepted accounting principles (subject to normal year-end adjustments and the absence of footnotes), and (ii) the Borrower’s 10-Q filed with the United States Securities and Exchange Commission for such quarter;”

(b)               Section 4.3(c) and Section 4.3(d) of the Credit Agreement are each hereby amended by deleting the reference to the term “30” and inserting the term “45” in lieu thereof.

Section 2.8.           Amendments to Section 4.9 of Credit Agreement.

(a)                Section 4.9(a) of the Credit Agreement is hereby amended by deleting the reference to the term “$22,000,000.00” and inserting the term “$20,000,000.00” in lieu thereof.

(b)               Section 4.9(b) of the Credit Agreement is hereby amended by (i) deleting the reference to the term “1.5” and inserting the term “1.25” in lieu thereof, and (ii) amending and restating the definitions of “EBITDA” and “Fixed Charge Coverage Ratio” in their entirety to read as follows:

“‘EBITDA’ means, with respect to the Loan Parties for any period (a) net income determined in accordance with generally accepted accounting principles for such period (not inclusive of any non-cash income or losses with respect to non-controlling interests of Wilhelmina Kids & Creative Management, LLC), plus (b) to the extent deducted in the calculation of net income, interest expense, income taxes, depreciation, and amortization, less (c) extraordinary, non-recurring items of revenues which Bank elects to exclude from net income, in the exercise of its sole discretion.”

“‘Fixed Charge Coverage Ratio’ means, with respect to the Loan Parties and on the date of calculation, the ratio of (a) EBITDA plus (i) operating lease payments, plus (ii) non-cash impairment charges, minus (iii) non-financed capital expenditures, minus (iv) dividends and distributions, minus (v) cash taxes, minus (vi) non-financed amounts paid by Borrower to purchase or acquire any of its equity interests to (b) the sum of (i) Debt Service plus (ii) operating lease payments, in each case determined for the 12-month period then ending.”

Section 2.9.           Amendment to Section 5.7 of the Credit Agreement. Section 5.7 of the Credit Agreement is hereby amended by inserting the following sentence at the end of such Section to read as follows: “Notwithstanding the foregoing, Borrower shall be permitted to repurchase its equity interests using proceeds of the Term Loan in the manner set forth in Section 2.1(c) hereof.”

Section 2.10.       Amendment to Section 7.2 of the Credit Agreement. Section 7.2 of the Credit Agreement is amended and restated in its entirety to hereafter read as follows:

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“Section 7.2.        NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

Loan Parties: Wilhelmina International, Inc.

200 Crescent Court

Suite 1400

Dallas, Texas 75201

Attention: Mark Schwarz

with a copy to:

300 Park Avenue South

New York, NY 10010

Attention: David S. Chaiken

Bank:              Amegy Bank National Association

2501 N. Harwood

Suite 1600

Dallas, Texas 75201

Attention: Ms. Tamara Ray

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.”

Section 2.11.       Replacement of Borrowing Base Certificate. The Borrowing Base Certificate attached as Exhibit A to the Credit Agreement is hereby amended and restated in its entirety with the form of Borrowing Base Certificate attached hereto as Exhibit A.

ARTICLE III
Conditions Precedent

Section 3.1.           Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived by the Bank:

(a)                The following instruments shall have been duly and validly executed and delivered to Bank by the parties thereto, all in form, scope and content satisfactory to the Bank:

(i)                 this Amendment executed by Borrower and Guarantors;

(ii)               Third Amended and Restated Line of Credit Promissory Note of even date herewith, executed by Borrower made payable to Bank, in the stated principal amount of $4,000,000.00 (the “Line of Credit Note”), which Line of Credit Note shall amend and restate the Existing Line of Credit Note in its entirety;

(iii)             Promissory Note of even date herewith, executed by Borrower made payable to Bank, in the stated principal amount of $3,000,000.00 (the “Term Note”), which Term Note evidences the Term Loan;

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(iv)             Third Amendment to Pledge and Security Agreement of even date herewith, execute by Borrower and each Guarantor (except Wilhelmina Licensing (Texas) LLC and Artists at Wilhelmina LLC);

(v)               Unlimited Guaranty executed by each of Wilhelmina Licensing (Texas) LLC and Artists at Wilhelmina LLC (collectively with the Original Guaranty Agreements, the “Guaranty Agreements”), executed and delivered to Bank pursuant to Section 4.14 of the Credit Agreement;

(vi)             Pledge and Security Agreement executed by each of Wilhelmina Licensing (Texas) LLC and Artists at Wilhelmina LLC, executed and delivered to Bank pursuant to Section 4.14 of the Credit Agreement; and

(vii)           Resolutions of the Board of Directors (or other governing body) of Borrower and each Guarantor certified by the Secretary or an Assistant Secretary (or other custodian of records of each such entity) which authorize the execution, delivery, and performance by Borrower and each Guarantor of this Amendment and the other Loan Documents to be executed in connection herewith.

(b)               The representations and warranties contained herein, in the Credit Agreement, as amended hereby, and in each other Loan Document shall be true and correct as of the date hereof, as if made on the date hereof, except to the extent such representation and warranties relate to an earlier date.

(c)                No Event of Default shall have occurred and be continuing and no Default shall exist, unless such Event of Default or Default has been specifically waived in writing by Bank.

(d)               All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto, shall be satisfactory to Bank and its legal counsel.

(e)                There shall have been no material adverse change in the condition (financial or otherwise) of Borrower or any Guarantor since July 31, 2014.

ARTICLE IV
Ratifications, Representations, Warranties

Section 4.1.           Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower and Guarantors agree that the Credit Agreement, as amended hereby, and the other Loan Documents shall continue to be legal, valid, binding obligations of Borrower and Guarantors, enforceable against Borrower and Guarantors in accordance with their respective terms.

Section 4.2.           Renewal of Security Interests. Each of Borrower and Guarantors hereby renews, regrants and affirms the liens and security interests created and granted in the Credit Agreement and in all other Loan Documents (including, without limitation, those certain Pledge and Security Agreements to which it is a party, as amended), to secure the prompt payment of all indebtedness and obligations of Borrower and each Guarantor under the Loan Documents as amended and increased by the terms hereof, including without limitation any Letter of Credit Liabilities and the Term Loan. Each of Borrower and Guarantors agree that this Amendment shall in no manner affect or impair the liens and security interests securing the indebtedness of Borrowers and Guarantors to Bank and that such liens and security interests shall not in any manner be waived, the purposes of this Amendment being to modify the Credit Agreement as herein provided, and to carry forward all liens and security interests securing same, which are acknowledged by Borrower and Guarantors to be valid and subsisting.

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Section 4.3.           Representations and Warranties. Borrower and Guarantors hereby represent and warrant to Bank as follows:

(a)                The execution, delivery and performance of this Amendment and any and all other Loan Documents executed and delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and each Guarantor and do not and will not conflict with or violate any provision of any applicable laws, rules, regulations or decrees, the organizational documents of Borrower or any Guarantor, or any agreement, document, judgment, license, order or permit applicable to or binding upon Borrower or any Guarantor or their respective assets. No consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third person is required in connection with the execution, delivery or performance of this Amendment or to consummate the transactions contemplated hereby;

(b)               The representations and warranties contained in the Credit Agreement, as amended hereby, and the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties relate to an earlier date;

(c)                No Event of Default under the Credit Agreement or any Loan Document has occurred and is continuing;

(d)               Borrower and Guarantors are in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and the other Loan Documents to which each is a party;

(e)                Neither Borrower nor any Guarantor has amended any of its organizational documents since the date of the execution of the Credit Agreement; and

(f)                As of the date of this Amendment, the unpaid principal amount of the Line of Credit Note is $0.00, which amount is unconditionally owed by Borrower to Bank without offset, defense or counterclaim of any kind or nature whatsoever.

Section 4.4.           Guarantors’ Consent and Ratification. Each Guarantor hereby consents and agrees to the terms of this Amendment, and agrees that the Guaranty Agreement to which it is a party shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms. Furthermore, each Guarantor hereby agrees and acknowledge that (a) the Guaranty Agreements are Loan Document, (b) the Guaranty Agreements are not subject to any claims, defenses or offsets, (c) nothing contained in this Amendment or any other Loan Document shall adversely affect any right or remedy of Bank under the Guaranty Agreements, (d) the execution and delivery of this Amendment shall in no way reduce, impair or discharge any obligations of any Guarantor pursuant to the Guaranty Agreements and shall not constitute a waiver by Bank against any Guarantor, (e) by virtue hereof and by virtue of the Guaranty Agreements, each Guarantor hereby guarantees to Bank the prompt and full payment and full and faithful performance by the Borrower of the entirety of the Guaranteed Indebtedness (as defined in the Guaranty Agreements) including, without limitation, all amounts owing under the Line of Credit Note, the Term Note, and all Letter of Credit Liabilities, (f) no Guarantor’s consent is required to the effectiveness of this Amendment, and (g) no consent by any Guarantor is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Credit Agreement or any present or future Loan Document.

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ARTICLE V
Miscellaneous

Section 5.1.           Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or any other Loan Document, including without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Bank or any closing shall affect such representations and warranties or the right of Bank to rely thereon.

Section 5.2.           Reference to Credit Agreement. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement, as amended hereby.

Section 5.3.           Expenses of Bank. As provided in the Credit Agreement, Borrower agrees to pay on demand all reasonable costs and expenses incurred by Bank in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements hereto, including, without limitation, the reasonable costs and fees of Bank’s legal counsel, and all reasonable costs and expenses incurred by Bank in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, and any other Loan Document, including, without limitation, the reasonable costs and fees of Bank’s legal counsel.

Section 5.4.           RELEASE. BORROWER AND EACH GUARANTOR HEREBY VOLUNTARILY AND KNOWINGLY RELEASE AND FOREVER DISCHARGE BANK, ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN. ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH BORROWER AND ANY GUARANTOR MAY NOW OR HEREAFTER HAVE AGAINST BANK, ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY LOAN, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS, AND NEGOTIATIONS FOR AND EXECUTION OF THE LOAN DOCUMENTS.

Section 5.5.           Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

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Section 5.6.           GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

Section 5.7.           Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, and legal representatives, except that none of the parties hereto other than Bank may assign or transfer any of its rights or obligations hereunder without the prior written consent of Bank.

Section 5.8.           WAIVER OF TRIAL BY JURY. THE PARTIES HERETO AGREE THAT NO PARTY SHALL REQUEST A TRIAL BY JURY IN THE EVENT OF LITIGATION BETWEEN THEM CONCERNING THE LOAN DOCUMENTS OR ANY CLAIMS OR TRANSACTIONS IN CONNECTION THEREWITH, IN EITHER A STATE OR FEDERAL COURT, THE RIGHT TO TRIAL BY JURY BEING EXPRESSLY WAIVED BY BANK, BORROWER AND GUARANTORS. EACH OF BANK, BORROWER AND GUARANTORS ACKNOWLEDGES THAT SUCH WAIVER IS MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE NATURE OF THE RIGHTS AND BENEFITS WAIVED HEREBY, AND WITH THE BENEFIT OF ADVICE OF COUNSEL OF ITS CHOOSING.

Section 5.9.           Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

Section 5.10.       Descriptive Headings. The captions in this Amendment are for convenience only and shall not define or limit the provisions hereof.

Section 5.11.       ENTIRE AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH AND PURSUANT TO THIS AMENDMENT AND THE CREDIT AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 5.12.       Arbitration. All disputes, claims, and controversies arising from this Amendment shall be arbitrated in accordance with Section 7.15 of the Credit Agreement.

[Remainder of Page Intentionally Left Blank]

FOURTH AMENDMENT TO CREDIT AGREEMENT- Page 11

EXECUTED as of the date first written above.

BORROWER:

WILHELMINA INTERNATIONAL, INC.,
a Delaware corporation

By: /s/ David S. Chaiken

David S. Chaiken

Chief Accounting Officer

BANK:

AMEGY BANK NATIONAL ASSOCIATION, a national banking association

By: /s/ Tamara Ray

Name: Tamara Ray
Title: Vice President

GUARANTORS:

WILHELMINA LICENSING LLC,

a Delaware limited liability company

By: /s/ David S. Chaiken

David S. Chaiken

Chief Accounting Officer

WILHELMINA LICENSING (TEXAS) LLC,

a Texas limited liability company

By: /s/ David S. Chaiken

David S. Chaiken

Chief Accounting Officer

WILHELMINA FILM & TV PRODUCTIONS LLC, a Delaware limited liability company

By: /s/ David S. Chaiken

David S. Chaiken

Chief Accounting Officer

FOURTH AMENDMENT TO CREDIT AGREEMENT – Signature Page

WILHELMINA ARTIST MANAGEMENT LLC, a New York limited liability company

By: /s/ David S. Chaiken

David S. Chaiken

Chief Accounting Officer

WILHELMINA-MIAMI, INC.,

a Florida corporation

By: /s/ David S. Chaiken

David S. Chaiken

Chief Accounting Officer

WILHELMINA INTERNATIONAL, LTD.,

a New York corporation

By: /s/ David S. Chaiken

David S. Chaiken

Chief Accounting Officer

WILHELMINA WEST, INC.,

a California corporation

By: /s/ David S. Chaiken

David S. Chaiken

Chief Accounting Officer

WILHELMINA MODELS, INC.,

a New York corporation

By: /s/ David S. Chaiken

David S. Chaiken

Chief Accounting Officer

FOURTH AMENDMENT TO CREDIT AGREEMENT – Signature Page

LW1, INC.,

a California corporation

By: /s/ David S. Chaiken

David S. Chaiken

Chief Accounting Officer

WILHELMINA CREATIVE, LLC,

a Florida limited liability company

By: /s/ David S. Chaiken

David S. Chaiken

Chief Accounting Officer

ARTISTS AT WILHELMINA LLC,

a Florida limited liability company

By: /s/ David S. Chaiken

David S. Chaiken

Chief Accounting Officer

FOURTH AMENDMENT TO CREDIT AGREEMENT – Signature Page

EXHIBIT A

Borrowing Base Certificate

(see attached)

FOURTH AMENDMENT TO CREDIT AGREEMENT – Exhibit A

BORROWING BASE CERTIFICATE

Date: _______________ , 20__ (the “Certificate Date”)

Amegy Bank National Association

2501 N. Harwood, Suite 1600

Dallas TX 75201

Attention: Ms. Tamara Ray

To Whom It May Concern:

Reference is made to that certain Credit Agreement dated as of April 20, 2011 (as amended by that certain First Amendment to Credit Agreement dated January 1, 2012, that certain Second Amendment to Credit Agreement dated October 24, 2012, that certain Third Amendment to Credit Agreement dated July 31, 2014, that certain Fourth Amendment to Credit Agreement dated October 24, 2015, and as amended, restated, supplemented or modified from time to time, the “Credit Agreement”) by and between Wilhelmina International, Inc. (“Borrower”) and Amegy Bank National Association (“Bank”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

This Borrowing Base Certificate (this “Certificate”) is prepared, and is based upon information accurate, as of the Certificate Date, and is provided in accordance with Section 3.1(b)(iv) or Section 4.3(d) of the Credit Agreement.

Borrower hereby certifies, represents and warrants to Bank as follows:

1. all information contained herein is true, correct and complete as of the Certificate Date; and

2. the calculation of the Borrowing Base as of the Certificate Date is as follows:

A.	Borrowing Base Amount
	(i) Maximum Line Amount	$4,000,000.00
	(ii) Eligible Accounts Receivable Advance Rate	80%
	(iii) Eligible Accounts Receivable (see Schedule 1):	$
	(iv) Eligible Account Receivable Component – Line A(ii) multiplied by Line A(iii)	$
B.	Outstanding principal amount of advances, loans, or other extensions of credit, including the Term Loan:	$
C.	Outstanding Letter of Credit Liabilities:	$
D.	TOTAL AVAILABILITY The lesser of (a) Line A(i) or (b) Line A(iv) minus Line B minus Line C	$

FOURTH AMENDMENT TO CREDIT AGREEMENT – Exhibit A

Borrower has signed this Borrowing Base Certificate as of the day and year first above written.

WILHELMINA INTERNATIONAL, INC., a Delaware corporation

By: /s/ David S. Chaiken

David S. Chaiken

Chief Accounting Officer

FOURTH AMENDMENT TO CREDIT AGREEMENT – Exhibit A

SCHEDULE 1
CALCULATION OF ELIGIBLE ACCOUNTS RECEIVABLE

1.	Trade accounts receivable in the ordinary course of Borrowers' business:		$____________
2.	Minus the sum of the following ineligible accounts (to be determined with respect to the accounts of each Borrower and then added to determine the aggregate amount for all Borrowers):
	(i) such accounts as to which payment is not absolute or is contingent:	$____________
	(ii) such accounts which are unpaid more than 120 days past the initial invoice date therefor:	$____________
	(iii) that portion of such accounts for which there exists any right of setoff, defense or discount (except regular discounts allowed in the ordinary course of business to promote prompt payment) or for which any defense or counterclaim has been asserted:	$____________
	(iv) such accounts which represent an obligation of any state or municipal government or of the United States government or any political subdivision thereof:	$____________
	(v) such accounts which represent an obligation of an account debtor located in a foreign country:	$____________
	(vi) such accounts which arise from the sale or lease to or performance of services for, or represents an obligation of, an employee, affiliate, partner, member, parent or subsidiary of any Borrower.	$____________
	(vii) that portion of such accounts which represents interim or progress billings or retention rights on the part of the account debtor:	$____________
	(viii) such accounts which represent an obligation of any account debtor when twenty percent (20%) or more of a Borrower’s accounts from such account debtor are not eligible pursuant to clause (ii) above:	$____________

(ix)    that portion of such accounts from an account debtor which represents the amount by which Borrower’s total accounts from said account debtor exceeds twenty percent (20%) of Borrower’s total accounts:

and

$____________

FOURTH AMENDMENT TO CREDIT AGREEMENT – Exhibit A

	(x) such accounts deemed ineligible by Bank when Bank, in its sole discretion, deems the creditworthiness or financial condition of the account debtor, or the industry in which the account debtor is engaged, to be unsatisfactory:	$____________
	Subtotal:		$____________
3.	Total amount of Eligible Accounts Receivable (item 1 minus item 2):		$____________

FOURTH AMENDMENT TO CREDIT AGREEMENT – Exhibit A